TRANSFER AGENCY SERVICES AGREEMENT

         THIS AGREEMENT (the "AGREEMENT") is made as of December 7, 2009 ("EFFECTIVE DATE") by and between ACAP STRATEGIC FUND, a Delaware statutory trust (the "FUND"), and PNC GLOBAL INVESTMENT SERVICING (U.S.) INC., a Massachusetts corporation ("PNC"). Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Appendix A.

                                   BACKGROUND

A. The Fund is registered as a closed-end management investment company under the 1940 Act.

B. The Fund wishes to retain PNC to serve as its transfer agent, registrar, dividend disbursing agent and shareholder servicing agent, and PNC wishes to furnish such services.

                                      TERMS

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the statements made in the preceding paragraphs and as follows:

1. APPOINTMENT. The Fund hereby appoints PNC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PNC accepts such appointment and agrees to furnish such services. PNC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC and the Fund in a written amendment hereto. Except as may be specifically provided herein, PNC shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider to the Fund, unless such third party service provider is engaged by PNC.

2. COMPLIANCE WITH THE LAWS. Each party agrees to comply with applicable requirements of the Federal Securities Laws, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction with respect to the subject matter herin. Except as specifically provided herein, neither party shall be responsible for such compliance by the other party or any other entity.

3. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PNC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and such other applicable Federal Securities Laws. The Fund and its duly authorized officers, employees and agents and the staff of the Securities and Exchange Commission ("SEC") shall have access to such books and records at all times during PNC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC to the Fund or to an Authorized Person, at the Fund's expense.


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4. SERVICES.

(A) TRANSFER AGENT, REGISTRAR, DIVIDEND DISBURSING AGENT AND SHAREHOLDER
SERVICING:

(1) Services provided on an ongoing basis, if applicable:

         (i)      Calculate 12b-1 payments;

         (ii)     Maintain shareholder registrations;

         (iii) Review new applications and correspond with shareholders to complete or correct information;

         (iv)     Direct payment processing of checks or wires;

         (v) Prepare and certify shareholder lists in conjunction with proxy solicitations;

         (vi)     Countersign share certificates;

         (vii)    Prepare and mail to shareholders confirmation of activity;

         (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

         (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PNC;

         (x)      Provide periodic shareholder lists and statistics to the Fund;

         (xi)     Provide detailed data for underwriter/broker confirmations;

         (xii) Prepare periodic mailing of year-end tax and statement information;

         (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of Share activity;

         (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

         (xv)     Accept and post daily Share purchases and redemptions;

         (xvi)    Accept, post and perform shareholder transfers and exchanges;

         (xvii) Issue and cancel certificates (when requested in writing by the shareholder); and


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         (xviii)  Remediation Services, as required; and

         (xviii) Perform certain administrative and ministerial duties relating to opening, maintaining and processing transactions for shareholders or financial intermediaries that trade shares through the NSCC.

(2) PURCHASE OF SHARES. PNC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

         (i)      A purchase order in completed proper form;

         (ii)     Proper information to establish a shareholder account; and

         (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

(3) REDEMPTION OF SHARES. PNC shall process requests to redeem Shares as follows:

         (i) All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PNC reasonably may deem necessary.

         (ii) PNC reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which PNC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

         (iii) When Shares are redeemed, PNC shall deliver to the Fund's custodian (the "Custodian") and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by PNC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

         (iv) PNC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures established from time to time between PNC and the Fund.

         (v) When a broker-dealer notifies PNC of a redemption desired by a customer, and the Custodian provides PNC with funds, PNC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.


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         (vi)     PNC shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by PNC or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(4) DIVIDENDS AND DISTRIBUTIONS. Upon receipt by PNC of Written Instructions containing all requisite information that may be reasonably requested by PNC, including payment directions and authorization, PNC shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash, if provided for in the Fund's prospectus. If requested by PNC, the Fund shall furnish a certified resolution of the Fund's Board of Directors declaring and authorizing the payment of a dividend or other distribution but PNC shall have no duty to request such. Issuance of Shares or payment of a dividend or distribution as provided for in this Section 3(a)(4), as well as payments upon redemption as described in sub-Section 3(a)(3), shall be made after deduction and payment of any and all amounts required to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PNC shall (i) mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations; PROVIDED, HOWEVER, notwithstanding the foregoing and notwithstanding any other provision of this Section 3(a)(4) or this Agreement: (A) PNC's exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the information which is to be printed on the statement, to print such information on appropriate paper stock and to mail such statement to shareholders, and (B) PNC's sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by such a written statement shall be to act strictly in accordance with the first three sentences of this
Section 3(a)(4).

(5) SHAREHOLDER ACCOUNT SERVICES. PNC may arrange, in accordance with the prospectus:

         (i)  for issuance of Shares obtained through:

              (A) Any pre-authorized check plan; and

              (B) Direct purchases through broker wire orders, checks and applications.

         (ii) for a shareholder's:

              (A) Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

              (B) Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or


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               (C) Redemption of Shares from an account with a checkwriting privilege.

(6) COMMUNICATIONS TO SHAREHOLDERS. Subject to receipt by PNC of timely Written Instructions where appropriate, PNC shall mail all communications by the Fund to its shareholders, including:

         (i)    Reports to shareholders;

         (ii)   Confirmations of purchases and sales of Fund shares;

         (iii)  Monthly or quarterly statements;

         (iv)   Dividend and distribution notices; and

         (v)    Tax form information.

(7) RECORDS. PNC shall maintain records of the accounts for each shareholder showing the following information:

         (i) Name, address and United States Tax Identification or Social Security number;

         (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

         (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

         (iv) Any stop or restraining order placed against a shareholder's account;

         (v) Any correspondence relating to the current maintenance of a shareholder's account;

         (vi)   Information with respect to withholdings; and

         (vii) Any information required in order for PNC to perform any calculations required by this Agreement.

(8) LOST OR STOLEN CERTIFICATES. PNC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

         (i) The shareholder's pledge of a lost instrument bond or such other appropriate


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                indemnity bond issued by a surety company approved by PNC; and

         (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PNC and its affiliates.

(9) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Fund shareholder to inspect stock records, PNC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PNC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PNC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(10) WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES. Upon receipt of Written Instructions, PNC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(11) LOST SHAREHOLDERS.

     (A) PNC shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below. PNC may, in its sole discretion, use the services of a third party to perform some of or all such services.

     (i)    documentation of search policies and procedures;

     (ii)   execution of required searches;

     (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

     (iv) preparation and submission of data required under the Lost Shareholder Rule.

     (B) For purposes of clarification: (i) Section 3(a)(11)(A) does not obligate PNC to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which PNC does not receive or maintain information which would permit it to determine whether the account owner is a "lost securityholder", as that term is defined in the Lost Shareholder Rule; and (ii) Section 3(a)(11)(A) does not obligate PNC to perform any escheat services for any accounts - all escheat responsibilities will remain with each Fund.

(12) TAX FAVORED ACCOUNTS.

     (A)    Certain definitions:

     (i) "Eligible Assets" means shares of the Fund and such other assets as the Fund and PNC may mutually agree.


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     (ii)   "Participant" means a natural person who establishes and is the beneficial owner of a Tax Favored Account.

     (iii) "Tax Favored Account" means (i) a Traditional, SEP, Roth, or SIMPLE individual retirement account, (ii) an account in a money purchase or profit sharing plan, (iii) a single participant "k" plan account, or (iv) a Coverdell educational savings accounts, all within the meaning of Sections 408, 401, or 530 of the Code, which is facilitated or sponsored by the Fund or affiliates of the Fund and with respect to which the contributions of Participants are invested solely in Eligible Assets.

     (B) To the extent requested by the Fund, PNC shall provide the following administrative services to Tax Favored Accounts, to the extent a particular administrative service is appropriate to the Tax Favored Account under the Code:

     (i) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

     (ii)   Record method of distribution requested and/or made;

     (iii)  Receive and process designation of beneficiary forms requests;

     (iv) Examine and process requests for direct transfers between custodians/trustees; transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

     (v) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Favored Accounts, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant's beneficiary, as applicable; and

     (vi) Perform applicable federal withholding and send to the Participant or Participant's beneficiary, as applicable, an annual TEFRA notice regarding required federal tax withholding.

     (C) To the extent requested by the Fund with respect to particular Tax Favored Accounts: PNC shall provide disclosure documents, custodial agreements, account agreements and forms appropriate for the establishment and administration of the Tax Favored Accounts and PNC shall maintain such materials in compliance with applicable provisions of the Code and the regulations promulgated thereunder.

     (D) PNC shall, at the request of the Fund, arrange for PFPC Trust to serve as custodian for the Tax Favored Accounts (a "Custodied Account"). In consideration for such service, the Fund agrees:


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     (i)    it will provide sixty (60) days advance written notice to PNC or
            PFPC Trust and Participants in connection with a Fund liquidation or any other event or circumstance or act or course of conduct involving the Fund that would result in an involuntary liquidation of Fund Shares in a Custodied Account or in any other modification to the rights or obligations of a Participant or the terms or provisions of a Custodied Account and reimburse PNC and PFPC for all reasonable costs, including costs of tax counsel, incurred in determining appropriate responses under the Code and under agreements with Participants;

     (ii) PFPC Trust may provide materials and communications related to its role as custodian of the Custodied Accounts to Participants and the Fund will coordinate joint mailings of such materials and communications with Fund materials as PNC or PFPC Trust may reasonably requested; and

     (iii) it will, at its cost and expense, at the request of PNC, (aa) appoint and provide for a qualified successor custodian for all Custodied Accounts in the event it terminates this Agreement or if any other event or circumstance, other than those caused by a breach by PNC of this Agreement or its Standard of Care, constitutes commercially reasonable cause for PFPC Trust to resign as custodian of the Custodied Accounts or seek appointment of a successor custodian, and (bb) provide for any interim custodial or transfer arrangements made appropriate by any of the circumstances governed by clause (aa).

     (E) In consideration for PNC or PFPC Trust furnishing any one or more of the services provided for in this Section 3(a)(12), whether alone or in combination with others, the Fund shall pay to PNC the related Fees and Reimbursable Expenses as set forth in the Fee Agreement. The Fund may direct PNC to collect such Fees and Reimbursable Expenses from the assets in relevant Tax Favored Accounts upon appropriate disclosure to Participants, but shall remain responsible for such Fees and Reimbursable Expenses to the extent it does not so direct PNC or such amounts are not collectable from Participants.

(13) PRINT MAIL. The Fund hereby engages PNC as its exclusive print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PNC.

(14) PROXY ADVANTAGE. The Fund hereby engages PNC as its exclusive proxy solicitation service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PNC.

(B)  ANTI-MONEY LAUNDERING PROGRAM SERVICES.

(1)  ANTI-MONEY LAUNDERING.

     (A) To the extent the other provisions of this Agreement require PNC to establish, maintain and monitor accounts of investors in the Fund consistent with the Securities


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     Laws, PNC shall perform reasonable actions necessary to assist the Fund in complying with Section 352 of the USA PATRIOT Act, as follows: PNC shall:
     (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of PNC's anti-money laundering ("AML") program or by an outside party, for compliance with PNC's written AML policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PNC's AML program; and (d) provide ongoing training of PNC personnel relating to the prevention of money-laundering activities.

     (B) Upon the reasonable request of the Fund, PNC shall provide to the
     Fund: (x) a copy of PNC's written AML policies and procedures; (y) at the option of PNC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate PNC personnel.

     (C) Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2)  FOREIGN ACCOUNT DUE DILIGENCE.

     (A) To assist the Fund in complying with requirements regarding a due diligence program for "foreign financial institution" accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act ("FFI
     Regulations"), PNC will do the following:

     (i) Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a "foreign financial institution" (as defined in 31 CFR 103.175(h))("Foreign Financial Institution");

     (ii) Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

     (iii) Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 103.176), and assign a risk category to each such Foreign Financial Institution account;


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     (iv)   Apply risk-based procedures and controls to each such Foreign
            Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

     (v) Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

     (vi) Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 103.176(b);

     (vii) Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

     (viii) Report to the Fund about measures taken under (i)-(vii) above.

     (B) Nothing in Section 3(b)(2) shall be construed to require PNC to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

     (C) Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(3) CUSTOMER IDENTIFICATION PROGRAM.

     (A) To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act ("CIP Regulations"), PNC will do the following:

     (i) Implement procedures which require that prior to establishing a new account in the Fund PNC obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for the "Customer" (defined for purposes of this Agreement as provided in 31 CFR 103.131) associated with the new account.

     (ii) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods of verification may consist of non-documentary methods (for which PNC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PNC personnel perform enhanced due


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            diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level
            (which will typically be reliance on results obtained from an information vendor) verification process(es).

     (iii) Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

     (iv) Regularly report to the Fund about measures taken under (a)-(c) above.

     (v) If PNC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.131(b)(5), about the program conducted by the Fund in accordance with the CIP Regulations.

     (B) Nothing in Section 3(b)(3) shall be construed to require PNC to perform any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries which use the facilities of the National Securities Clearing Corporation.

(4) FINCEN REQUESTS UNDER USA PATRIOT ACT SECTION 314(A). The Fund hereby engages PNC to provide certain services as set forth in this subsection (b) with respect to FinCEN Section 314(a) information requests ("Information Requests") received by the Fund. Upon receipt by PNC of an Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), PNC will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by PNC for quality assurance purposes ("Comparison Results"), will be made available to the Fund in a timely manner. The Fund will retain responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results. In addition, (i) a potential match involving a tax identification number will be forwarded by PNC to PNC's SAR Service for analysis in conjunction with other relevant activity contained in records for the particular relevant account, and (ii) if, after such analysis, PNC's SAR Service determines that the potential match could constitute a "suspicious activity", as that term is used for purposes of the USA Patriot Act, then PNC's SAR Service will deliver a suspicious activity referral to the Fund. "314(a) Procedures" means the procedures adopted from time to time by PNC governing the delivery and processing of Information Requests transmitted by PNC's clients to PNC, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to PNC.

(5)  U.S. GOVERNMENT LIST MATCHING SERVICES.

     (A) PNC will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in PNC databases which are maintained for the Fund pursuant to this Agreement ("Fund Data") to "U.S. Government Lists", which is hereby defined to mean the following:


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     (i)    data promulgated in connection with the list of Specially
            Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury ("OFAC") and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund ("OFAC Lists");

     (ii) data promulgated in connection with the list of Non-Cooperative Countries and Territories ("NCCT List") published by the Financial Action Task Force;

     (iii) data promulgated in connection with determinations by the Director (the "Director") of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern ("PMLC Determination"); and

     (iv) data promulgated in connection with any other lists, programs or determinations (A) which PNC determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which PNC and the Fund agree in writing to add to the service described in this subsection (a).

     (B) In the event that following a comparison of Fund Data to a U.S. Government List as described in subsection (a) PNC determines that any Fund Data constitutes a "match" with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, PNC:

     (i)    will notify the Fund of such match;

     (i) will send any other notifications required by applicable law or regulation by virtue of the match;

     (iii) if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

     (iv) if a match to the NCCT List or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

     (v) if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

     (vi) will assist the Fund in taking any other appropriate actions required by applicable law or regulation.


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     (C)    "Appropriate List Matching Data" means (A) account
            registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by PNC in good faith in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(6) PNC agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by PNC under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund's cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

(7) For purposes of clarification: All Written Procedures relating to the services performed by PNC pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by PNC shall constitute Confidential Information of PNC, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(8) This Section 3(b) shall not be construed to impose on PNC any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on PNC to design, develop, implement, administer, or otherwise manage compliance activities of the Fund.

(C) RED FLAGS SERVICES. In the event the Fund elects to receive the Red Flags Services, the provisions of Appendix B, which is hereby incorporated by reference into this Agreement as if fully set forth herein, shall apply.

5.    CONFIDENTIALITY.

(a) Each party shall keep the Confidential Information (as defined in subsection (b) below) of the other party in confidence and will not use or disclose or allow access to such Confidential Information except in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. In complying with the first sentence of this subsection (a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a reasonable degree of care.

(b) Subject to subsections (c) and (d) below, "Confidential Information" means this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information and data exchanged between the parties in connection with this Agreement, including but not limited to (A) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or PNC, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or PNC a competitive advantage over its competitors and the investors, customers, clients, service providers and suppliers of any of them; (C) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know how, and trade secrets, whether or not patentable or copyrightable; and (D) anything designated as confidential.

(c) Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)   is already known to the receiving party at the time it is obtained;

(ii) is or becomes publicly known or available through no wrongful act of the receiving party; (iii) is rightfully received from a third party who, to the receiving party's knowledge, is not under a duty of confidentiality;
      (iv) is released by the protected party to a third party without restriction; or (v) has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d) Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(i) as appropriate in connection with activities contemplated by this Agreement;

(ii) as required pursuant to a court order, subpoena, governmental or regulatory or self-regulatory authority or agency, law, regulation, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable);

(iii) as requested by a governmental, regulatory or self-regulatory authority or agency or independent third party in connection with an inquiry, examination, audit or other review; or

(iv) the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party.

(e) Each party agrees not to publicly disseminate Confidential Information or information about a either party's exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement.

(f) The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

5. PRIVACY. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

6. COOPERATION WITH ACCOUNTANTS. PNC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that any reasonably requested or necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

7. PNC SYSTEM. PNC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PNC in connection with the services provided by PNC to the Fund. Notwithstanding the foregoing, the parties acknowledge the Fund shall retain all ownership rights in Fund data which resides on the PNC System.

8. DISASTER RECOVERY. PNC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PNC's own intentional misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

9.    FEES AND EXPENSES.

(a) As compensation for services rendered by PNC during the term of this Agreement, the Fund will pay to PNC such fees and charges (the "Fees") as may be agreed to from time to time in writing by the Fund and PNC in a fee letter that by its terms relates to this Agreement (the "Fee Agreement"). In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by PNC in the performance of its duties hereunder ("Reimbursable Expenses").

(b) In connection with cash management accounts that PNC may establish in its own name for the benefit of the Funds at third party institutions, including without limitation institutions that may be an affiliate or client of PNC (a "Third Party Institution") for the purpose of administering the funds received by PNC in the course of performing its services hereunder ("Service Accounts"), the Funds acknowledge that PNC may receive (i) investment earnings from sweeping certain funds in such Service Accounts into investment accounts at Third Party Institutions; and (ii) balance credits with respect to the funds in the Service Accounts not swept as described in clause (i). On a monthly basis, PNC will offset banking service fees imposed on the Service Accounts by the Third Party Institutions (which are passed to the Fund) with balance credits calculated on average balances held in the Service Accounts without reduction for amounts swept as described in clause (i). PNC may retain for its own account the investment earnings and balance credits received from Third Party Institutions with respect to the Service Accounts. PNC may in its discretion use the services of Third Party Institutions in connection with the issuance of redemption and distribution checks and may retain any benefits resulting from such arrangements, including any commission or return on float paid to it for balances transferred from the Service Accounts to the Third Party Institutions.

(c) The undersigned hereby represents and warrants to PNC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PNC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PNC to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board of Directors of the Fund and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(d) No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, PNC's right to receive payment of its fees and charges for services actually performed hereunder, and Fund's obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(e) To the extent that any service or course of conduct of PNC or PFPC Trust provided hereunder is configured or performed as it is in whole or in part due to the dictates of Shareholder Materials, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, Fund policies or laws, rules or regulations in effect on the Effective Date and due to new or amended provisions of any of the foregoing after the Effective Date PNC or PFPC Trust develops, implements or provides significantly modified, different, or new processes, procedures, resources or functionalities to perform such service or course of conduct or to perform a related new service or course of conduct, PNC shall be entitled to fees appropriate for such processes, procedures, resources or functionalities or as otherwise mutually agreed by the parties.

(f) While the Fee Agreement sets forth the Fees and certain of the expenses constituting Reimbursable Expenses, PNC's rights hereunder to receive compensation and the reimbursement of expenses from the Fund for services or a course of conduct performed in accordance with the Agreement shall not be diminished to any degree solely due to such fees and reimbursable expenses not being expressly set forth in the Fee Agreement, including by way of illustration and not limitation fees and reimbursable expenses arising from a service or a course of conduct performed pursuant to Instructions and other Fund Communications, in connection with a Response Failure, and responding to Fund Error.

10.  INSTRUCTIONS.

(a) Unless the terms of this Agreement or PNC's Written Procedures expressly provide, in the reasonable discretion of PNC, all requisite details and directions for it to take a specific course of conduct, PNC may, prior to engaging in a course of conduct on a particular matter, require the Fund to provide it with Oral Instructions or Written Instructions with respect to the matter.

(b)   Whether received from the Fund in response to a request described in
Section 10(a) or otherwise, PNC shall be obligated to act only on "Standard Instructions", which is hereby defined to mean (i) Instructions it receives which direct a course of conduct substantially similar in all material respects to a course of conduct provided for in PNC's Written Procedures, or (ii) if PNC's Written Procedures provide for a particular form of instructions to be used in connection with a matter ("Form"), Instructions it receives on the Form or conforming in all material respects to the Form in the PNC's sole judgment.

(c) PNC may in its sole discretion decline to follow any course of conduct contained in an Instruction that is not a Standard Instruction (such course of conduct being a "Non-Standard Instruction") for a bona fide legal, commercial or business reason ("Bona Fide Reason"), including by way of example and not limitation the following: (i) the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard, (ii) the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement, (iii) the course of conduct requires a deviation from PNC's Written Procedures, (iv) the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature, (v) the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement, or (vi) the course of conduct imposes on PNC a risk, liability or obligation not contemplated by this Agreement, including without limitation sanction or criticism of a governmental, regulatory or self-regulatory authority, civil or criminal action, a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry, out-of-pocket costs and expenses the Fund does not agree to reimburse, requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement, requires a material increase in required resources, or is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation of controls, or (vii) PNC lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iv) and (vi) do not exist.

(d)   Notwithstanding the right reserved to PNC by subsection (c) above:

(i) PNC may in good faith consider implementing a Non-Standard Instruction if the Fund agrees in a prior written authorization to reimburse PNC for: the costs and expenses incurred in consulting with and obtaining the opinions of other work product of technical specialists, legal counsel or other third party advisors, consultants or professionals reasonably considered by PNC to be appropriate to fully research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction ("External Research"), the costs and expenses associated with utilizing or expanding internal resources to research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction ("Internal Research"), and the fees and charges reasonably established by PNC for performing the Non-Standard Instruction following its implementation. The Fund may, in place of agreeing to reimburse PNC for the costs of Research, agree in such written authorization to provide PNC at the Fund's cost and expense with all Research reasonably requested by PNC.

(ii) Following receipt of all requested Research, PNC may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to follow a Non-Standard Instruction if it subsequently receives a Written Instruction containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with reasonable particularity the course of conduct constituting the Non-Standard Instruction.

(iii) PNC reserves the right following receipt of all External Research and Internal Research and notwithstanding such receipt to continue to decline to perform the Non-Standard Instruction for a Bona Fide Reason.

(e) PNC will also not be obligated to act on any Instruction with respect to which it has reasonable uncertainty about the meaning of the Instruction or which appears to conflict with another Instruction. PNC will advise the Fund if it has uncertainty about the meaning of an Instruction or if it appears to conflict with another Instruction, but PNC will have no liability for any delay between issuance of the initial Instruction and its receipt of a clarifying Instruction.

(f) In addition to any other provision of this Agreement that may be applicable to a particular Instruction, PNC may include in a form of instruction constituting a Standard Instruction, in addition to appropriate functional terms and provisions, indemnification terms that are substantially similar in all material respects to indemnification terms of this Agreement and representations and covenants that PNC reasonably believes to be appropriate due to risks, liabilities or obligations incurred by on it by virtue of acting in an agency capacity for the Fund or imposed on it by law, regulation, or governmental, regulatory or self-regulatory authority by virtue of its agency conduct. In addition, PNC may require third parties who purport to be authorized, or who the Fund indicates has been authorized, to act on behalf of or for the benefit of the Fund in connection with this Agreement to execute an instrument containing indemnification terms, representations and covenants as PNC may reasonably require prior to accepting the authority of the persons to so act or prior to engaging in a course of conduct with them.

(g) PNC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, truthfulness or accuracy or lack thereof, or genuineness or lack thereof of any Instruction, direction, notice, instrument or other information or communication from the Fund which PNC reasonably believes to have been given by the Fund ("Fund Communication"). PNC shall have no liability for engaging in a course of conduct in accordance with any of the foregoing provided it otherwise acts in compliance with the Agreement. PNC shall be entitled to rely upon any Instruction it receives from an Authorized Person or from a person PNC reasonably believes to be an Authorized Person relating to this Agreement. PNC may assume that any Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents of the Fund or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders.

(h) PNC may, in its discretion, decline to accept Oral Instructions with respect to a particular matter under this Agreement and may require Written Instructions before engaging in a course of conduct with respect to a particular matter under this Agreement. In the event PNC accepts Oral Instructions, the Fund agrees as a condition to PNC's acceptance of the Oral Instructions, to deliver to PNC, for receipt by 5:00 PM (Eastern Time) on the same business day as the day the Oral Instructions were given, Written Instructions which confirm the Oral Instructions. In the event Written Instructions confirming Oral Instructions are received late, are never received, or fail to contain terms which confirm the Oral Instructions in all material respects: (i) the validity, authorization and enforceability of the Oral Instructions, all actions, transactions, and conduct occurring as a result of the Oral Instructions, and PNC's ability to rely on the Oral Instructions shall not be abridged, abrogated, nullified or adversely impacted in any manner; and (ii) PNC's memorialization of the Oral Instructions shall be conclusively presumed to be the controlling Written Instructions in the event confirming Written Instructions are never received or are received but fail to confirm the Oral Instructions in all material respects.

(i) In the event facts, circumstances, or conditions exist or events occur, other than due to a breach by PNC of its Standard of Care, including without limitation situations contemplated by Section 2(e), and PNC reasonably determines that it must take a course of conduct in response to such situation and must receive an Instruction from the Fund to direct its conduct, and PNC so notifies the Fund, and the Fund fails to furnish adequate Instructions or unreasonably delays furnishing adequate Instructions ("Response Failure"):

(i) PNC will first endeavor to utilize internal resources to determine the appropriate course of conduct in response to the situation but will be entitled, at the Fund's sole cost and expense, to consult with legal counsel or other third parties reasonably determined by PNC to be appropriate to determine the appropriate course of conduct and the Fund will reimburse PNC for out-of-pocket expenses so incurred upon being invoiced for same; and

(ii) PNC may implement a course of conduct on behalf of the Fund and PNC will have all rights hereunder with respect to such course of conduct as if such course of conduct was taken pursuant to and contained in Written Instructions. The Fund will pay PNC all fees reasonably charged by PNC, if any, for engaging in the particular course of conduct and reimburse PNC for all reasonably related out-of-pocket expenses incurred upon being invoiced for same.

11.   STANDARD OF CARE/LIMITATION OF LIABILITY.

(a) PNC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PNC and its affiliates shall be liable to the Fund (or any person or entity claiming through the Fund) for Loss the recovery of which is not otherwise excluded by another provision of this Section 11 only to the extent the Loss is caused by PNC's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligation under this Agreement ("Standard of Care") and only if the Fund provides PNC with written notice of the Loss containing a reasonably detailed description of the amount of Loss and the conduct alleged to constitute a breach of the Standard of Care. In the absence of a finding to the contrary, the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been a failure of PNC to meet its Standard of Care.

(b) PNC's maximum cumulative aggregate liability to the Fund and all persons or entities claiming through the Fund, considered as a whole, for Loss the recovery of which is not otherwise excluded by another provision of this Section 11 shall not exceed the fees actually paid to PNC for services provided hereunder during the twelve (12) months immediately prior to the last Loss Date, up to maximum aggregate cumulative liability for all Losses of $500,000.

(c) Subject to Section 8 above, neither PNC nor its affiliates shall be liable for Loss (including without limitation damages caused by delays, failures, errors, interruptions or loss of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation: acts of God; natural disasters, such as floods, hurricanes, tornados, earthquakes and wildfires; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; action by organized labor; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; non-performance by third parties (other than subcontractors of PNC for causes other than those described herein); or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing.

(d) PNC shall not be liable for any Loss arising out of any action, omission or conduct of any prior service provider of the Fund or for any failure to discover any action, omission or conduct of any prior service provider of the Fund that caused or could cause Loss.

(e) Neither party nor its affiliates shall be liable for any Loss that constitutes consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood, reasonable or otherwise, of such damages was known or should have been known by PNC or its affiliates.

(g) Each party shall have a duty to mitigate damages for which the other party may become responsible.

(h)   This Section 11 shall survive termination of this Agreement.

12. INDEMNIFICATION. The Fund agrees to indemnify, defend and hold harmless PNC and its affiliates, including specifically and without limitation PFPC Trust Company in connection with services it provides pursuant to Section 3(a)(12), and the respective directors, trustees, officers, agents and employees of each, from any and all Losses and all attorneys' fees, court costs, travel costs and other reasonable out-of-pocket costs and expenses related to the investigation, discovery, litigation, settlement, mediation or alternative dispute resolution of any Claim arising directly or indirectly from: (a) conduct of the Fund in connection with activities contemplated by this Agreement, or the conduct of a Fund contractor, subcontractor or prior service provider in connection with providing services to the Fund; (b) conduct of PNC as agent of the Fund not constituting a breach of its Standard of Care; (c) conduct of PNC pursuant to a Fund Communication or in reliance on written legal analysis or advice provided PNC's performance of the conduct shall remain subject to the Standard of Care; (d) a course of conduct taken by PNC pursuant to Section 10(i) due to a Response Failure; and (e) a Fund Error. PNC shall have no liability to the Fund or any person claiming through the Fund for any Loss caused by any conduct described in the preceding sentence. This Section 12 shall survive termination of this Agreement.

13.   DURATION AND TERMINATION.

(a) This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until the date which is the fifth (5th) anniversary of the Effective Date (the "Initial Term").

(b) This Agreement shall automatically renew on the final day of the Initial Term and the final day of each Renewal Term for an additional term which will continue until the third (3rd) anniversary of such renewal date (each such additional term being a "Renewal Term"), unless the Fund or PNC gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a "Non-Renewal Notice"). In the event a party provides a Non-Renewal Notice, this Agreement shall terminate at 11:59 PM (Eastern Time) on the last day of the Initial Term or Renewal Term, as applicable.

(c) If a party materially breaches this Agreement (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party ("Breach Notice"), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party ("Breach Termination Notice"), in which case this Agreement shall terminate as of 11:59 PM (Eastern Time) on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Initial Term or then-current Renewal Term, as appropriate). In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

(d) Notwithstanding anything contained in this Agreement to the contrary, if in connection with a Change in Control the Fund gives notice to PNC terminating this Agreement or terminating it as the provider of any of the services hereunder or if the Fund otherwise terminates this Agreement or any of such services before the expiration of, as appropriate, the Initial Term or the then-current Renewal Term ("Early Termination") (in all cases, other than in accordance with Sections 13(b) or (c) above) the following terms shall apply:

(i) PNC shall, if requested by the Fund, make a good faith effort to facilitate a conversion to the Fund's successor service provider; provided that PNC does not guarantee that it will be able to effect a conversion on the date(s) requested by the Fund.

(ii) Before the effective date of the Early Termination and before any conversion of Fund records and accounts to a successor service provider, the Fund shall pay to PNC an amount equal to all fees and other amounts ("Early Termination Fee") calculated as if PNC were to provide all services hereunder until the expiration of, as appropriate, the Initial Term or the then-current Renewal Term. The Early Termination Fee shall be calculated using the average of the monthly fees and other amounts due to PNC under this Agreement during the last three calendar months before the date of the notice of Early Termination (or, if not given, the date services are terminated hereunder).

(iii) The Fund expressly acknowledges and agrees that the Early Termination Fee is not a penalty but reasonable compensation to PNC for the termination of services before the expiration of, as appropriate, the Initial Term or the then-current Renewal Term.

(iv) For purposes of this Section 13(d), "Change in Control" means a merger, consolidation, adoption, acquisition, change in control, re-structuring, or re-organization of or any other similar occurrence involving the Fund or any affiliate of the Fund.

(v) If the Fund gives notice of Early Termination (or an Early Termination without such notice occurs) after expiration of the notice period specified in Section 13(b), the references above to "expiration of, as appropriate, the Initial Term or the then-current Renewal Term" shall be deemed to mean "expiration of the Renewal Term immediately following, as appropriate, the Initial Term or the then-current Renewal Term."

(vi) If any of the Fund's assets serviced by PNC under this Agreement are removed from the coverage of this Agreement ("Removed Assets") and are subsequently serviced by another service provider (including the Fund or an affiliate of the Fund): (i) the Fund will be deemed to have caused an Early Termination with respect to such Removed Assets as of the day immediately preceding the first such removal of assets and be obligated to PNC for an Early Termination Fee calculated as if the Removed Assets constituted a "Fund"; and, (ii) at, PNC's option, either (a) the Fund will also be deemed to have caused an Early Termination with respect to all non-Removed Assets as of a date selected by PNC resulting in the Fund owing PNC the Early Termination Fee, or (b) this Agreement will remain in full force and effect with respect to all non-Removed Assets.

(e) In the event of termination, all expenses ("Conversion Expenses") associated with movement of records and materials and conversion thereof to a successor transfer agent ("Conversion Actions") will be borne by the Fund and paid to PNC prior to any such conversion, including without limitation (i) reasonable expenses incurred by PNC associated with de-conversion to a successor service provider, (ii) reasonable expenses associated with the transfer or duplication of records and materials, (iii) reasonable expenses associated with the conversion of records or materials and (iv) reasonable trailing expenses. In addition, in the event of termination, if PNC continues to perform any Conversion Actions or provides any other services hereunder, beyond any termination date or time specified in any notice or in any other manner, the Fund shall be obligated to pay PNC immediately upon being invoiced therefor, all Conversion Expenses and all other Fees and Reimbursable Expenses associated with the services PNC continues to provide hereunder during such period. PNC's performance of any Conversion Actions is conditioned on the prior full performance by the Fund, to PNC's reasonable satisfaction, of its obligations under Section 3(a)(12)(D)(iii).

(f) Notwithstanding any other provision of this Agreement, PNC may in its sole discretion terminate this Agreement immediately by sending notice thereof to the Fund upon the happening of any of the following: (i) the Fund commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the Fund any such case or proceeding; (ii) the Fund commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the Fund or any substantial part of its property or there is commenced against the Fund any such case or proceeding; (iii) the Fund makes a general assignment for the benefit of creditors; or (iv) the Fund states in any medium, written, electronic or otherwise, any communication or in any other manner its inability to pay debts as they come due. PNC may exercise its termination right under this
Section 13(f) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by PNC of its termination right under this Section 13(f) shall be without any prejudice to any other remedies or rights available to PNC and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding clause (iii) of Section 19, notice of termination under this Section 13(f) shall be considered given and effective when given, not when received.

14.   POLICIES AND PROCEDURES.

(a) The parties acknowledge that the services described in and to be provided under this Agreement involve processes, actions, functions, instructions, consents, choices, the exercise of rights or performance of obligations, communications and other components, both internal to PNC and interactive between the parties, necessitated or made appropriate by business or by legal or regulatory considerations, or both, that in most cases are far too numerous and minutely detailed to expressly include in this Agreement and that, accordingly, the parties agree that PNC shall perform the services provided for in this Agreement in accordance with the written policies, procedures, manuals, documentation and other operational guidelines of PNC governing the performance of the services in effect at the time the services are performed ("Written Procedures"), that PNC may from time to time revise its Written Procedures, and that the Written Procedures are expressly intended to supplement the description of services provided for herein, but that the express terms of this Agreement will always prevail in any conflict with the Written Procedures. PNC may embody in its Written Procedures any course of conduct which it reasonably determines is commercially reasonable or consistent with generally accepted industry practices, principles or standards ("Industry Standard") and in making such determination may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances.

(b) Notwithstanding any other provision of this Agreement, the following terms of this Section 14(b) shall apply in the event facts, circumstances or conditions exist or events occur, other than due to a breach by PNC of its Standard of Care, which would require a service to be provided hereunder other than in accordance with PNC's Written Procedures, or if PNC is requested by the Fund, or a third party authorized to act for the Fund, to deviate from a Written Procedure in connection with the performance of a service hereunder (collectively, "Exception Services"):

(i) PNC shall not be obligated to perform any particular Exception Service. However, PNC may in good faith consider developing and implementing an Exception Service: if the Fund agrees in a prior written authorization to reimburse PNC for all costs and expenses incurred in consulting with and obtaining the opinions of specialists, legal counsel or other third parties reasonably considered by PNC to be appropriate in light of the Exception Service requested ("Exception Research") and the costs associated with utilizing internal resources to develop and implement the Exception Service, and to pay the fees and charges established by PNC for performing the Exception Service. The Fund may, in place of agreeing to reimburse PNC for the costs of Exception Research, agree in such written authorization to provide PNC with all Exception Research reasonably requested by PNC at the Fund's cost and expense.

(ii) Following receipt of all requested Exception Research, PNC may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to provide an Exception Service if it receives a Written Instruction containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with particularity the course of conduct constituting the Exception Service.

(iii) PNC reserves the right following receipt of all Exception Research and not withstanding such receipt to continue to decline to perform the Exception Service for a bona fide legal, commercial or business reason.

(c) In the event that Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Written Procedure, PNC will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees to reimburse PNC for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

15. NOTICES. Notices permitted or required by this Agreement shall be in writing and:

(i)   addressed as follows, unless a notice provided in accordance with this
      Section 19 shall specify a different address or individual:

      (A) if to PNC, to PNC Global Investment Servicing (U.S.) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; with a copy to PNC Global Investment Servicing (U.S.) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Senior Counsel - TA & SubAccounting; and

      (B) if to the Fund, at ACAP Strategic Fund, 350 Madison Avenue, 9th Floor, New York; New York 10017, Attention: Vice President

(ii) delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, facsimile sending device providing for automatic confirmation of receipt; and

(iii) deemed given on the day received by the receiving party.

16.   AMENDMENTS.

(a) This Agreement, or any term thereof, including without limitation the Exhibits and Appendices hereto, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b) Notwithstanding subsection (a) above, in the event an officer of the Fund or other person acting with apparent authority on behalf of the Fund requests that PNC perform some or all of the services provided for in this Agreement for a Portfolio not listed on Exhibit A, as amended, and such Portfolio accepts such services and pays amounts provided for in the Fee Agreement as Fees and Reimbursable Expenses, then in the absence of an express written statement to the contrary such services are provided in accordance with the terms of this Agreement and the Portfolio shall be bound by the terms of this Agreement with respect to all matters addressed herein, except that PNC may terminate such amendment by convenience to this Agreement if within 60 days of the first such acceptance of services by the Portfolio the Fund and PNC do not execute an written amendment to Exhibit A on terms mutually acceptable to PNC and the Fund in their respective sole discretion. PNC and the Fund each reserve the right to negotiate terms appropriate to such additional Portfolios which differ from the terms herein.

17. DELEGATION; ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that PNC may assign its rights and delegate its duties hereunder at no additional cost to the Fund to any majority-owned direct or indirect subsidiary of PNC or of The PNC Financial Services Group, Inc., provided that (i) PNC gives the Fund thirty (30) days' prior written notice of such delegation; (ii) the delegate agrees to comply with the relevant provisions of the Federal Securities Laws; (iii) such delegation does nt impair the Fund's receipt of services under this Agreement in any material respect; and (iv) any such delegation shall not relieve PNC of its liabilities hereunder. For the avoidance of doubt, nothing herein shall serve to prohibit or otherwise restrict the ability of PNC to use third-party vendors in connection with any services provided hereunder. To the extent required by the rules and regulations of the NSCC and in order for PNC to perform the NSCC-related services, the Fund agrees that PNC may delegate its duties to any affiliate of PNC that is a member of the

NSCC.

18. FACSIMILE SIGNATURES; COUNTERPARTS. This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

19. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

20.   MISCELLANEOUS.

(a) ENTIRE AGREEMENT. This Agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) NON-SOLICITATION. During the term of this Agreement and for one year thereafter, the Fund shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of PNC's employees, and the Fund shall cause the Fund's sponsor and the Fund's affiliates to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of PNC's employees. To "knowingly" solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a PNC employee by the Fund, the Fund's sponsor or an affiliate of the Fund if the PNC employee was identified by such entity solely as a result of the PNC employee's response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

(c) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or other Shareholder Materials or to adopt any policies which would affect materially the obligations or responsibilities of PNC hereunder without the prior written approval of PNC, which approval shall not be unreasonably withheld or delayed. The scope of services to be provided by PNC under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the parties hereto expressly agree in writing to any such increase.

(d) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e) INFORMATION. The Fund will provide such information and documentation as PNC may reasonably request in connection with services provided by PNC to the Fund.

(f) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(g) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(h) PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions providing for rights of PFPC Trust or obligations of the Fund to PFPC Trust, and those certain provisions benefitting affiliates of the parties, this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.

(i) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PNC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PNC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(j) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PNC's affiliates are financial institutions, and PNC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PNC may also ask (and may have already asked) for additional identifying information, and PNC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k) USE OF "FUND". In the event "Fund" as used in this Agreement refers to Portfolios listed on Exhibit A, notwithstanding such use, the Fund bears to the extent permitted by law all responsibilities, obligations, liabilities and duties of all such Portfolios to the extent not performed by such Portfolios.

(l) ADDITIONAL FUND ADOPTION. Notwithstanding anything in this Agreement to the contrary, if PNC is requested orally or in writing to provide services under this Agreement to any additional new class, tier, portfolio or series of an Fund or fund that is a party to this Agreement or any additional Fund or fund ("Additional Fund"), and PNC provides such services under this

Agreement to such Additional Fund, then, from the date PNC commences providing such services, such Additional Fund shall be deemed a party to and bound by the terms and conditions of this Agreement with respect to all matters addressed herein even in the absence of a writing by such Additional Fund agreeing to be so bound by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PNC GLOBAL INVESTMENT SERVICING              ACAP STRATEGIC FUND
(U.S.) INC.

By:    ____________________________           By:    ________________________

Name:  ____________________________           Name:  ________________________

Title: ___________________________            Title: ________________________

                                    EXHIBIT A

                            (Dated: December 7, 2009)

     THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 7, 2009, between PNC Global Investment Servicing (U.S.) Inc. and ACAP Strategic Fund.

                                   PORTFOLIOS


                           [List all Portfolios here]

                                   APPENDIX A

                                   DEFINITIONS

As used in this Agreement:

"1933 ACT" means the Securities Act of 1933, as amended.

"1934 ACT" means the Securities Exchange Act of 1934, as amended.

"1940 ACT" means Fund Act of 1940, as amended.

"AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund in a manner reasonably satisfactory to PNC to give Instructions on behalf of the Fund. Any limitation on the authority of an Authorized Person to give Instructions must be expressly set forth in a written document signed by both parties.

"CLAIM" means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory.

"CODE" means the Internal Revenue Code of 1986, as amended.

"CONDUCT" or "COURSE OF CONDUCT" means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

"FUND ERROR" means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to PNC or PFPC Trust or by other act or omission requiring Remediation.

"FUND SHARES" (see "Shares")

"INSTRUCTIONS" means Oral Instructions and Written Instructions considered collectively or individually.

"LOSS" and "LOSSES" means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments, reimbursements, adverse consequences, liabilities or obligations arising out of any Claim

"LOSS DATE" means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

"ORAL INSTRUCTIONS" means oral instructions received by PNC from an Authorized Person or from a person reasonably believed by PNC to be an Authorized Person. PNC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

"PFPC TRUST" means PFPC Trust Company, the parent corporation of PNC, and its lawful successors and assigns.

"PORTFOLIO" means each separate subdivision of the Fund, whether characterized or structured as a portfolio, class, tier, series or otherwise, listed on Schedule A hereto or included within this Agreement by virtue of the operation of Section 16(b) or 20(l).

"REMEDIATION SERVICES" means the additional services required to be provided hereunder by PNC or PFPC Trust in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended for by the previous conduct.

"SEC" means the Securities and Exchange Commission.

"SECURITIES LAWS" means the 1933 Act, the 1934 Act and the 1940 Act.

"SHAREHOLDER MATERIALS" means the Fund's prospectus, statement of additional information and any other materials relating to the Fund provided to Fund shareholders by the Fund.

"SHARES" or "FUND SHARES" means the shares or other units of beneficial interest of each Fund.

"WRITTEN INSTRUCTIONS" means (i) written instructions signed by an Authorized Person (or a person reasonably believed by PNC to be an Authorized Person), addressed to and received by PNC, and delivered by (A) hand (personally delivery by the Authorized Person), (B) private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery, or (C) facsimile sending device which provides automatic confirmation of the standard details of receipt, or (ii) trade instructions transmitted to and received by PNC by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access.

--------------------------------------------------------------------------------
                            GLOSSARY OF DEFINED TERMS

  -------------------------------------------- ---------------------------------
                     TERM                                     LOCATION
  -------------------------------------------- ---------------------------------
  1933 Act                                     Appendix A
  -------------------------------------------- ---------------------------------
  1934 Act                                     Appendix A
  -------------------------------------------- ---------------------------------
  1940 Act                                     Appendix A
  -------------------------------------------- ---------------------------------
  314(a) Procedures ss. 3(b)(4)
  -------------------------------------------- ---------------------------------
  Additional Fund                              ss. 20(l)
  -------------------------------------------- ---------------------------------
  AML                                          ss. 3(b)(l)
  -------------------------------------------- ---------------------------------
  Audit Report                                 Appendix B, ss. (b)(iv)
  -------------------------------------------- ---------------------------------
  Authorized Person                            Appendix A
  -------------------------------------------- ---------------------------------

  -------------------------------------------- ---------------------------------
  Appropriate List Matching Data               ss. 2(b)(5)(C)
  -------------------------------------------- ---------------------------------
  Bona Fide Reason                             ss. 10(c)
  -------------------------------------------- ---------------------------------
  Breach Notice                                ss. 13(c)
  -------------------------------------------- ---------------------------------
  Breach Termination Notice                    ss. 13(c)
  -------------------------------------------- ---------------------------------
  Change in Control                            ss. 13(d)(iv)
  -------------------------------------------- ---------------------------------
  CIP Regulations                              ss. 3(b)(3)(A)
  -------------------------------------------- ---------------------------------
  Claim                                        Appendix A
  -------------------------------------------- ---------------------------------
  Code                                         Appendix A
  -------------------------------------------- ---------------------------------
  conduct                                      Appendix A
  -------------------------------------------- ---------------------------------
  Confidential Information                     ss. 4(b)
  -------------------------------------------- ---------------------------------
  Comparison Results                           ss. 3(b)(4)
  -------------------------------------------- ---------------------------------
  Controls                                     Appendix B, ss. (b)(i)
  -------------------------------------------- ---------------------------------
  Conversion Actions                           ss. 13(e)
  -------------------------------------------- ---------------------------------
  Conversion Expenses                          ss. 13(e)
  -------------------------------------------- ---------------------------------
  course of conduct                            Appendix A
  -------------------------------------------- ---------------------------------
  Covered Account                              Appendix B, ss. (b)(i)(F)
  -------------------------------------------- ---------------------------------
  Covered Person                               Appendix B, ss. (b)(i)(D)
  -------------------------------------------- ---------------------------------
  Custodian                                    ss. 3(a)(3)(iii)
  -------------------------------------------- ---------------------------------
  Customer                                     ss. 3(b)(3)(A)(i)
  -------------------------------------------- ---------------------------------
  Custodied Account                            ss. 3(a)(12)(D)
  -------------------------------------------- ---------------------------------
  Data Elements                                ss. 3(b)(3)(A)(i)
  -------------------------------------------- ---------------------------------
  Defaulting Party                             ss. 13(c)
  -------------------------------------------- ---------------------------------
  Direct Account                               Appendix B, ss. (b)(i)(E)
  -------------------------------------------- ---------------------------------
  Director                                     ss. 2(b)(5)(A)(iii)
  -------------------------------------------- ---------------------------------
  Early Termination                            ss. 13(d)
  -------------------------------------------- ---------------------------------
  Early Termination Fee                        ss. 13(d)(ii)
  -------------------------------------------- ---------------------------------
  Effective Date                               Preamble
  -------------------------------------------- ---------------------------------
  Eligible Assets                              ss. 3(a)(12)(A)(i)
  -------------------------------------------- ---------------------------------
  Exception Research                           ss. 14(b)(i)
  -------------------------------------------- ---------------------------------
  Exception Services                           ss. 14(b)
  -------------------------------------------- ---------------------------------
  External Research                            ss. 10(d)(i)
  -------------------------------------------- ---------------------------------
  Fee Agreement                                ss. 9(a)
  -------------------------------------------- ---------------------------------
  Fees                                         ss. 9(a)
  -------------------------------------------- ---------------------------------
  FFI Regulations                              ss. 3(b)(2)(A)
  -------------------------------------------- ---------------------------------
  Foreign Financial Institution                ss. 3(b)(2)(A)(i)
  -------------------------------------------- ---------------------------------
  Form                                         ss. 10(b)
  -------------------------------------------- ---------------------------------
  Fund                                         Background
  -------------------------------------------- ---------------------------------
  Fund Communication                           ss. 10(g)
  -------------------------------------------- ---------------------------------
  Fund Data                                    ss. 2(b)(5)(A)
  -------------------------------------------- ---------------------------------
  Fund Error                                   Appendix A
  -------------------------------------------- ---------------------------------
  Fund Registry                                Appendix B, ss. (b)(i)(C)
  -------------------------------------------- ---------------------------------
  Fund Shares                                  Appendix A
  -------------------------------------------- ---------------------------------
  Identity Theft                               Appendix B, ss. (b)(i)(B)
  -------------------------------------------- ---------------------------------
  Industry Standard                            ss. 14(a)
  -------------------------------------------- ---------------------------------
  Information Requests                         ss. 3(b)(4)
  -------------------------------------------- ---------------------------------

  -------------------------------------------- ---------------------------------
  Initial Term                                 ss. 13(a)
  -------------------------------------------- ---------------------------------
  Instructions                                 Appendix A
  -------------------------------------------- ---------------------------------
  Internal Research                            ss. 10(d)(i)
  -------------------------------------------- ---------------------------------
  Fund                                         Preamble
  -------------------------------------------- ---------------------------------
  Loss, Losses                                 Appendix A
  -------------------------------------------- ---------------------------------
  Loss Date                                    Appendix A
  -------------------------------------------- ---------------------------------
  Lost Shareholder Rule                        ss. 3(a)(11)(A)
  -------------------------------------------- ---------------------------------
  NCCT List                                    ss. 2(b)(5)(A)(ii)
  -------------------------------------------- ---------------------------------
  Non-Defaulting Party                         ss. 13(c)
  -------------------------------------------- ---------------------------------
  Non-Renewal Notice                           ss. 13(b)
  -------------------------------------------- ---------------------------------
  Non-Standard Instruction                     ss. 10(c)
  -------------------------------------------- ---------------------------------
  OFAC                                         ss. 2(b)(5)(A)(i)
  -------------------------------------------- ---------------------------------
  OFAC Lists                                   ss. 2(b)(5)(A)(i)
  -------------------------------------------- ---------------------------------
  Oral Instructions                            Appendix A
  -------------------------------------------- ---------------------------------
  Participants                                 ss. 3(a)(12)(A)(ii)
  -------------------------------------------- ---------------------------------
  PFPC Trust                                   Appendix A
  -------------------------------------------- ---------------------------------
  PMLC Determination                           ss. 2(b)(5)(A)(iii)
  -------------------------------------------- ---------------------------------
  PNC                                          Preamble
  -------------------------------------------- ---------------------------------
  Portfolio                                    Appendix A
  -------------------------------------------- ---------------------------------
  Possible Identity Theft                      Appendix B, ss. (b)(iii)
  -------------------------------------------- ---------------------------------
  Red Flag                                     Appendix B, ss. (b)(i)(A)
  -------------------------------------------- ---------------------------------
  Red Flags Requirements                       Appendix B, ss. (c)
  -------------------------------------------- ---------------------------------
  Red Flags Section                            Appendix B, ss. (a)
  -------------------------------------------- ---------------------------------
  Red Flags Services                           Appendix B, ss. (b)
  -------------------------------------------- ---------------------------------
  Registered Owner                             Appendix B, ss. (b)(i)(C)
  -------------------------------------------- ---------------------------------
  Reimbursable Expenses                        ss. 9(a)
  -------------------------------------------- ---------------------------------
  Remediation Services                         Appendix A
  -------------------------------------------- ---------------------------------
  Removed Assets                               ss. 13(d)(vi)
  -------------------------------------------- ---------------------------------
  Renewal Term                                 ss. 13(b)
  -------------------------------------------- ---------------------------------
  Response Failure                             ss. 10(i)
  -------------------------------------------- ---------------------------------
  SEC                                          Appendix A
  -------------------------------------------- ---------------------------------
  Securities Laws                              Appendix A
  -------------------------------------------- ---------------------------------
  Service Accounts                             ss. 9(b)
  -------------------------------------------- ---------------------------------
  Shareholder Materials                        Appendix A
  -------------------------------------------- ---------------------------------
  Shares                                       Appendix A
  -------------------------------------------- ---------------------------------
  Standard Instructions                        ss. 10(b)
  -------------------------------------------- ---------------------------------
  Standard of Care                             ss. 11(a)
  -------------------------------------------- ---------------------------------
  Tax Favored Account                          ss. 3(a)(12)(A)(iii)
  -------------------------------------------- ---------------------------------
  Third Party Institution                      ss. 9(b)
  -------------------------------------------- ---------------------------------
  U.S. Government Lists                        ss. 2(b)(5)(A)
  -------------------------------------------- ---------------------------------
  Written Instructions                         Appendix A
  -------------------------------------------- ---------------------------------
  Written Procedures                           ss. 14(a)
  -------------------------------------------- ---------------------------------

                                   APPENDIX B

                               RED FLAGS SERVICES

(a) The provisions of this Appendix B shall apply in the event the Fund elects to receive Red Flags Services. Section 3(e) of the Agreement together with this Appendix B is referred to collectively as the "Red Flags Section".

(b) PNC agrees to provide the Fund with the "Red Flags Services", which is hereby defined to mean the following services:

(i) PNC will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through PNC with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through PNC by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the "Controls". Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

      (A) "Red Flag" means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

      (B) "Identity Theft" means a fraud committed or attempted using the identifying information of another person without authority.

      (C) "Registered Owner" means a natural person who is the owner of record of a Direct Account on the books and records of the Fund maintained by PNC as registrar of the Fund (the "Fund Registry").

      (D) "Covered Person" means a natural person who is the owner of record of a Covered Account on the Fund Registry.

      (E) "Direct Account" means an account holding Fund shares established directly with and through PNC by a natural person as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through PNC.

      (F) "Covered Account" means an account holding Fund shares established by a financial intermediary for a natural person as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through PNC.

(ii) PNC will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii) PNC will notify the Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or a Covered Person ("Possible Identity Theft") and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

(iv) PNC will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual testing of the Controls and issue a report on the results of the testing (the "Audit Report"), and (B) furnish a copy of the Audit Report to the Fund; and

(v) Upon Fund request, issue a certification in a form determined to be appropriate by PNC in its reasonable discretion, certifying to PNC's continuing compliance with the Controls after the date of the most recent Audit Report.

(c) The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the Federal Trade Commission (the "Red Flags Requirements"), the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate under the Red Flags Requirements, and that PNC has given no advice and makes no representations with respect to such matters. This Red Flags Section shall not be interpreted in any manner which imposes a duty on PNC to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section. The Controls and the Red Flags Services may be changed at any time and from time to time by PNC in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time. In consideration for the Red Flags Services, the Fund will pay to PNC fee for Red Flags Services as established by PNC from time to time by written notice. Other than the initial fee which will be payable as of the Effective Date, the Fund will pay PNC any revised fee commencing thirty (30) days after the Fund's receipt of the written notice containing the revised fee. The Fund will be able to terminate the Red Flags Services within this 30-day period by sending notice of such to PNC but will be considered to have agreed to the revised fee if such notice is not sent.

(d)   Notwithstanding any other provision of the Agreement:

(i) Neither PNC nor its affiliates shall be liable for any Loss that constitutes consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood, reasonable or otherwise, of such damages was known by PNC or its affiliates. PNC's maximum cumulative aggregate liability to the Fund and all persons or entities claiming through the Fund, considered as a whole, for Loss arising out of the Red Flags Section, the recovery of which is not barred by another provision of this Agreement, shall not exceed the greater of (i) $25,000, or (ii)


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fees received by PNC for the Red Flags Services during the six (6) months immediately prior to the last Loss Date, up to a maximum of $50,000.

(ii) In the event of a material breach of this Red Flags Section by PNC, the Fund's sole and exclusive termination right shall be to terminate the Red Flags Services by complying with the procedural provisions of Section 13(c). For clarification: this clause (ii) shall be interpreted to limit only the Fund's termination remedy in the event of a material breach of the Red Flags Section shall not be interpreted to modify or nullify any other remedy available to the Fund under the Agreement.




















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